Exhibit 5.(c)

Advocaten
Notarissen
Belastingadviseurs

To Unilever N.V. (the “Dutch Issuer”)	125 Old Broad Street, 17th Floor
London EC2N 1AR

T +44 20 7374 0086
F +44 20 7562 4360

Date 1 November 2011		E. Meyer Swantee
Advocaat
Our ref.	M11183578/3/91006597/TE

DRAFT 27 OCTOBER; SUBJECT TO REVIEW OF DOCUMENTS AND PARTNER’S APPROVAL

Re:

Dear Sir/Madam,

Unilever N.V. (the “Dutch Issuer”)

Unilever Capital Corporation (the “Foreign Issuer”)

Unilever United States, Inc. and Unilever PLC (the “Foreign Guarantors”)

Shelf registration of debt securities (as defined in more detail below, the

“Registration”)

1                                         Introduction

I act as Dutch legal adviser (advocaat) to the Dutch Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2                                         Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3                                         Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1                               A copy of:

(a)           the Indenture signed by the Dutch Issuer;

De Brauw Blackstone Westbroek London is a branch of De Brauw Blackstone Westbroek London B.V., registered with the Commercial Register in The Hague, The Netherlands under no. 27172367; registered with the Companies Register in England & Wales under Branch number BR4545.

(b)                                 the forms of the Securities and the Guarantees as included in the Indenture; and

(c)                                  the Registration Statement.

3.2                               A copy of:

(a)                                  the Dutch Issuer’s deed of incorporation, and its articles of association as at each Relevant Date as provided to me by the Chamber of Commerce; and

(b)                                 each Trade Register Extract.

3.3                               A copy of each Corporate Action Document

In addition, I have obtained the following confirmations on the date of this opinion:

3.4                               Confirmation by telephone from the Chamber of Commerce that the most recent Trade Register Extract is up to date.

3.5

(a)                                  Confirmation by telephone from the court registry of the District Court of the place where the Dutch Issuer has its corporate seat, derived from that Court’s Insolvency Register; and

(b)                                 confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Dutch Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4                                       Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)                                  Each copy document conforms to the original and each original is genuine and complete.

(b)                                 Each signature is the genuine signature of the individual concerned.

(c)                                  Each confirmation referred to in this opinion is true.

(d)

(i)                                     The Indenture has been entered into;

(ii)                                  all Dutch Issuer Securities will have been issued and all Dutch Issuer Guarantees will have been granted; and

(iii)                               the Registration Statement has been filed with the SEC;

in a form referred to in this opinion (in the case of the Dutch Issuer Securities and the Dutch Issuer Guarantees, without material deviation).

4.2

(a)                                  All Corporate Action Documents (or all resolutions set out in it) have been validly passed and remains in full force and effect without modification.

(b)                                 The Dutch Issuer will have taken all necessary corporate action:

(i)                                     to authorise the issue by the Dutch Issuer of the Dutch Issuer Securities;

(ii)                                  to authorise the entry into and performance by the Dutch Issuer of the Dutch Issuer Guarantees;

(iii)                               to grant any rights to convert Convertible Securities into Shares; and

(iv)                              to exclude all pre-emption rights in respect of the granting of any rights to convert Convertible Securities into Shares, other than any pre-emption rights which are fully observed;

all in accordance with the Dutch Issuer’s articles of association at the time of authorisation, grant, exclusion or observance.

4.3

(a)                                  The Indenture is within the capacity of and powers of, and has been validly authorised and entered into by, each party other than the Dutch Issuer.

(b)                                 All Dutch Issuer Securities and all Dutch Issuer Guarantees:

(i)                                     are within the capacity and powers of each party other than the Dutch Issuer;

(ii)                                  will have been validly issued and accepted by each party.

(c)                                  Where required, all Dutch Issuer Securities will have been validly authenticated and other all actions required under the Indenture to validly issue all Dutch Issuer Securities and grant all Dutch Issuer Guarantees will have been taken.

4.4                               Under New York Law by which the Indenture, the Dutch Issuer Securities and the Dutch Issuer Guarantees are expressed to be governed:

(a)                                  when validly signed by all the parties, the Indenture, the Dutch Issuer Securities and the Dutch Issuer Guarantees are valid, binding on and enforceable against each party; and

(b)                                 the choice of New York Law as the governing law of the Indenture and the Dutch Issuer Securities applies to the submission to the jurisdiction of the New York Courts pursuant to the Jurisdiction Clause.

4.5                               The ranking and subordination provisions in the Indenture do not have the effect that the Dutch Issuer’s creditors (other than the parties to the Indenture and the holders of Dutch Issuer Securities) are prejudiced.

4.6

(a)                                  The Dutch Issuer’s authorised share capital at the time of issue of any Share will be sufficient to allow for the issue.

(b)                                 All Shares will have been issued in the form and manner prescribed by the Dutch Issuer’s articles of association at the time of issue.

(c)                                  The nominal amount of all Shares and any agreed share premium will have been validly paid.

4.7                               The aggregate amount of debt securities issued under the Indenture will not exceed U.S. $ 15,000,000,000 at any time.

4.8                               No Dutch Issuer Security qualifies as a game or wager (spel of weddingschap) within the meaning of Section 7A:1825 CC and no issue of Dutch Issuer Securities falls within the scope of the Games of Chance Act (Wet op de kansspelen).

4.9                               The Dutch Issuer does not qualify as a bank (bank) within the meaning of the FMSA.

4.10

(a)

(i)                                     All Securities offered to the public (aangeboden aan het publiek) in the Netherlands, have been, are and will be so offered in accordance with the FMSA and, to the extent applicable, the Offer Regulations.

(ii)                                  No Securities have been, are or will be admitted to trading on a regulated market in the Netherlands.

(b)                                 At the time when it disposed or disposes of any Dutch Issuer Securities in the context of the offer of those Dutch Issuer Securities, the Dutch Issuer did or does not posses inside information (voorwetenschap) in respect of itself, any Foreign Guarantor or the trade in those Dutch Issuer Securities.

5                                         Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1                               The Dutch Issuer has been incorporated and exists as a limited liability company (naamloze vennootschap).

5.2

(a)                                  The Dutch Issuer has the corporate power to enter into and perform the Indenture and the Dutch Issuer Guarantees and to issue and perform the Dutch Issuer Securities.

(b)                                 The Dutch Issuer has taken all necessary corporate action to authorise its entry into and performance of the Indenture.

(c)                                  The Dutch Issuer has validly signed the Indenture.

5.3                               The entry into and performance of the Indenture and the Dutch Issuer Guarantees and the issue and performance of the Dutch Issuer Securities by the Dutch Issuer do not violate Dutch law or the Dutch Issuer’s articles of association.

5.4

(a)                                  The choice of New York Law as the governing law of the Indenture, the Dutch Issuer Securities and Dutch Issuer Guarantees is recognised and accordingly that law governs the validity, binding effect on and enforceability against the Dutch Issuer of the Indenture and the Dutch Issuer Securities.

(b)                                 In proceedings in a New York Court, New York Law determines the validity, binding effect on and enforceability against the Dutch Issuer of the Jurisdiction Clause.

5.5                               When issued upon conversion of the relevant Convertible Securities, the Shares will have been validly issued and will be fully paid and nonassessable(1).

6                                         Qualifications

This opinion is subject to the following qualifications:

6.1                               This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors, including, for the avoidance of doubt, laws on preferential treatment of creditors (Pauliana).

6.2

(a)                                  To the extent that the Rome I Regulation (which by its terms applies to any agreements entered into on or after 17 December 2009) does not apply, notwithstanding the recognition of New York Law as the governing law of the Indenture, the Dutch Issuer Securities and the Dutch Issuer Guarantees:

(1) In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

(i)                                     effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Indenture, the Dutch Issuer Securities and the Dutch Issuer Guarantees;

(ii)                                  Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Indenture, the Dutch Issuer Securities and the Dutch Issuer Guarantees;

(iii)                               the application of New York Law may be refused if it is manifestly incompatible with Dutch public policy; and

(iv)                              regard will be given to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(b)                                 To the extent that the Rome I Regulation applies, the recognition of New York Law as the governing law of the Indenture, the Dutch Issuer Securities and the Dutch Issuer Guarantees:

(i)                                     will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Indenture was entered into, Dutch Issuer Guarantees were granted or Dutch Issuer Securities were issued (other than the choice of New York Law as the governing law of the Indenture, the Dutch Issuer Guarantees and the Dutch Issuer Securities, as applicable) are located in one or more Member States of the European Union;

(ii)

(A)                              will not restrict the application of the overriding provisions of Dutch law; and

(B)                                will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)                               will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)                              will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3                               The enforcement in the Netherlands of the Indenture, the Dutch Issuer Securities and the Dutch Issuer Guarantees is subject to Dutch rules of civil procedure.

6.4                               The enforceability of the Indenture, the Dutch Issuer Securities and the Dutch Issuer Guarantees may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5                               In proceedings in a Dutch court for the enforcement of the Indenture, the Dutch Issuer Securities or the Dutch Issuer Guarantees, the court may mitigate amounts due in respect of litigation and collection costs.

6.6                               To the extent that Dutch law applies, any provision that the person in whose name a Security is registered may be treated as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07 of the Indenture) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue may not be enforceable under all circumstances.

6.7                               To the extent that Dutch law applies, title to a Dutch Issuer Security may not pass if (i) the Dutch Issuer Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Dutch Issuer Security, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.8                               Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.9                               Any provision in the Indenture to the effect that:

(a)                                  in proceedings initiated by the Trustee, the Trustee shall be deemed to represent the holders of the relevant Dutch Issuer Securities without any need to make those holders party to the proceedings;

(b)                                 no holder of any Dutch Issuer Security or of any Coupon (as defined therein) shall have any right to institute proceedings, judicial or otherwise with respect to the Dutch Issuer Securities (including for the appointment of a receiver or trustee or for any other remedy thereunder) other than within the limits set out in the Indenture;

(c)                                  the Trustee may in its own name and as trustee of an express trust institute a judicial proceeding, prosecute such proceeding to judgment or final decree and may enforce the same; or

(d)                                 no holder of any Dutch Issuer Security of any serie shall have the right by virtue or by availing of any provision of the Indenture to institute an action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of an administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer or for any other remedy under the Indenture, unless such holder previously shall have given to the Trustee written notice as further provided in the Indenture;

may not be enforceable.

6.10

(a)                                  To the extent that any provision of the Indenture or the Dutch Issuer Securities are general conditions within the meaning of Section 6:231 CC, a holder of a Dutch Issuer Security may nullify (vernietigen) that provision if (i) the Dutch Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Indenture or Dutch Issuer Securities, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Dutch Issuer Security is a natural person not acting in the conduct of a profession or trade.

(b)                                 To the extent that the terms of the Dutch Issuer Guarantees are general conditions within the meaning of Section 6:231 CC, paragraph (a) above applies in relation to each beneficiary of the Dutch Issuer Guarantee mutatis mutandis.

6.11                        If any Dutch Issuer Security or Dutch Issuer Guarantee has been signed on behalf of the Dutch Issuer (manually or in facsimile) by a person who is on the signing date, but ceases to be before the date of the Dutch Issuer Security and its authentication and issue or before the date of the Dutch Issuer Guarantee, the endorsement thereof and grant, respectively, a duly authorised representative of the Dutch Issuer, enforcement of the Dutch Issuer Security or the Dutch Issuer Guarantee in a Dutch court may require that the holder of the Dutch Issuer Security or the beneficiary of the Dutch Issuer Guarantee, as the case may be, submit a copy of the Indenture.

6.12                        To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney, and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.13                        Bearer zero coupon debt securities and other debt securities which qualify as savings certificates as defined in the Savings Certificates Act (Wet inzake spaarbewijzen) may only be transferred or accepted through the intermediary of the issuer of those debt securities or a Member of Euronext Amsterdam N.V. and with due observance of the Savings Certificates Act (including registration requirements). However, no such intermediary services are required in respect of (i) the initial issue of those debt securities to the first holders thereof, (ii) any transfer and acceptance by individuals who do not act in the conduct of a profession or trade, and (iii) the transfer or acceptance of those debt securities, if they are physically issued outside the Netherlands and are not distributed in the Netherlands in the course of primary trading or immediately thereafter.

6.14

(a)                                  An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)                                 A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.15                      I do not express any opinion on:

(a)                                  any right, or the consequences of exercising any right, to convert a Dutch Issuer Security into another instrument other than the Shares;

(b)                                 the validity of any substitution, any form of transfer of a contractual position (contractsoverneming) or any form of assumption of an obligation (schuldoverneming) as provided for in section 8.03 of the Indenture or any other in rem matters;

(c)                                  the validity of any lien as security of the Dutch Issuer Securities of one or more series of any property or assets as contemplated by Section 10 of the Indenture for whatever purpose contemplated by the said section of the Indenture;

(d)                                 Section 16 (Subordination of Debt Securities) of the Indenture; or

(e)                                  any taxation matters.

7                                         Reliance

7.1                               This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration, the Dutch Issuer Securities and the Dutch Issuer Guarantees. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration, the Dutch Issuer Securities and the Dutch Issuer Guarantees.

7.2                               Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3                               The Dutch Issuer may:

(a)                                  file this opinion as an Exhibit to the Registration Statement; and

(b)                                 refer to De Brauw giving this opinion under the heading “Legal Matters” and “Enforcement of Civil Liabilities against Foreign Persons” in the prospectus included in the Registration Statement.

In giving this consent, we do not admit that we are experts under the Securities Act or the rules and regulations of the United States Securities and Exchange

Commission issued thereunder with respect to any part of the Registration Statement, including this opinion.

Yours faithfully,

De Brauw Blackstone Westbroek London B.V.

/s/ Ernest Meyer Swantee
Ernest Meyer Swantee

Annex – Definitions

Part 1 - General

In this opinion:

“CC” means the Civil Code (Burgerlijk Wetboek).

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Dutch Issuer has its principal place of business.

“Convertible Security” is defined in the definition of “Shares” in this part 1 of this Annex.

“Corporate Action Document” is defined in part 2 (Dutch Issuer) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek London B.V.

“Dutch Issuer” is defined in part 2 (Dutch Issuer) of this Annex.

“Dutch Issuer Guarantees” means any Guarantees granted by the Dutch Issuer for obligations of the Foreign Issuer under Securities issued by the Foreign Issuer.

“Dutch Issuer Securities” means any Securities issued by the Dutch Issuer and includes, in relation to an issue of Dutch Issuer Securities and where the context permits, the provisions of those Securities.

“Dutch law” means the law directly applicable in the Netherlands.

“FMSA” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

“Foreign Guarantors” means Unilever PLC and Unilever United States, Inc.

“Foreign Issuer” means Unilever Capital Corporation.

“Governance” is defined in part 2 (Dutch Issuer) of this Annex.

“Guarantees” means any guarantees granted under the Indenture from the date of this opinion.

“Indenture” means the Indenture dated as of 1 August 2000 between the Dutch Issuer as issuer and guarantor, the Foreign Issuer, the Foreign Guarantors and the Trustee.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Jurisdiction Clause” means Section 1.14 of the Indenture.

“New York Courts” means any Federal and state courts in the Borough of Manhattan, the City and State of New York.

“New York Law” means the laws of the State of New York.

“Offer Regulations” means:

(a)                                  Commission Regulation (EC) No 809/2004 of 29 April 2004 implementing Directive 2003/71/EC of the European Parliament and of the Council as regards information contained in prospectuses as well as the format, incorporation by reference and publication of such prospectuses and dissemination of advertisements; and

(b)                                 Commission Regulation (EC) No 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC of the European Parliament and of the Council as regards exemptions for buy-back programmes and stabilisation of financial instruments.

“Registration” means the registration of the Securities with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 dated 1 November 2011 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

“Relevant Date” means each of:

(a)                                  the date of the Indenture;

(b)                                 the date of this opinion.

“Rome I Regulation” means Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any debt securities issued under the Indenture from the date of this opinion and includes, where the context permits, the Securities in all forms referred to in this opinion and any coupons, talons and receipts pertaining to the Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means any ordinary shares, nominal value of EUR 0.16 each, in the Dutch Issuer’s capital issuable upon conversion of any Security (a “Convertible Security”) expressed to be convertible in such share.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” is defined in part 2 (Dutch Issuer) of this Annex.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means The Bank of New York Mellon.

Part 2 – Dutch Issuer

In this opinion:

“Corporate Action Document” means each of:

(a)                                  the minutes of a meeting of the Dutch Issuer’s board of directors held on 6 December 1999;

(b)                                 the minutes of a meeting of the Dutch Issuer’s board of directors held on 3 August 2000;

(c)                                  the written resolution of the Chief Executive Officer of the Dutch Issuer dated 20 October 2011; and

(d)                                 the Governance.

“Dutch Issuer” means Unilever N.V., with corporate seat in Rotterdam.

“Governance” means The Governance of Unilever dated 1 January 2011, as appearing on Unilever N.V.’s external website on the date of this opinion.

“Trade Register Extract” means, collectively:

(a)                                  three Trade Register extracts relating to the Dutch Issuer provided by the Chamber of Commerce and dated 4 July 2000, 8 August 2000 and 31 October 2011; and

(b)                                 three Trade Register forms filed with the Chamber of Commerce dated 15 January 1987, 9 June 2004 and 31 October 2001;

each as provided by the Chamber of Commerce .